                                                             EXHIBIT 99.22(e)(3)

                            SELECTED BROKER AGREEMENT

     This Agreement is between State Street Global Markets, LLC (the "Distributor"), the distributor of shares ("Shares") of various portfolios of the SSgA Funds ("SSgA Funds"), and ___________________ ("Broker"), having its principal place of business at _____________________________________. Broker desires to offer and to sell Shares of the SSgA Funds, under the following terms and conditions, to its customers ("Customers") under the following terms and conditions. In consideration of the mutual covenants hereinafter contained, the parties agree as follows:

1. AUTHORIZATION. The Distributor authorizes Broker to: (i) sell Shares to its Customers at the current offering price as set forth in the SSgA Funds' most-current prospectuses as of the date of sale; and (ii) render, at Broker's option, additional services to its Customers as defined below.

2. ADDITIONAL CUSTOMER SERVICES. The Broker's services to Customers may include: (i) processing purchase and redemption transactions as described herein and in the attached Schedule B (the "NSCC Networking Terms Addendum"); (ii) answering routine Customer inquiries regarding the SSgA Funds and the Customer's account; and (iii) assisting Customers in changing dividend options, account designations and addresses.

3. COMPENSATION. Broker shall receive from the Distributor a fee as indicated on Schedule A for providing the distribution and customer service activities described in Sections 1 and 2 above. The foregoing fee shall be payable within 15 days after the end of each quarter on the average daily net asset value of the Shares held by Customers who purchased through and are serviced by Broker. Fees will be paid only on Shares purchased and held in omnibus accounts under dealer codes assigned to Broker under this Agreement by the SSgA Funds' transfer agent.

4. MINIMUM ORDER. Broker acknowledges and agrees to adhere to the initial and subsequent investment minimums as described in SSgA Funds' most-current prospectus(es) as of the date of sale, which may vary from time to time.

     Where Broker purchases shares through one or more omnibus accounts, such minimums shall apply to each such account.

5. REPRESENTATIONS. Broker shall make no representations concerning the SSgA Funds or the Shares except those contained in the most current SSgA Funds' prospectus(es), the most current SSgA Funds' statement of additional information or advertising or sales literature approved by the Distributor. Broker agrees that no reference will be made to the SSgA Funds in any offering documents, supplemental sales literature, prospectus wrappers or advertising produced in connection with the sale by Broker of the SSgA Funds to its Customers without the Distributor's prior written consent. All such references shall clearly identify the SSgA Funds by name. Broker agrees to provide the Distributor reasonable time to review and comment on such materials, and that any expedited processing will be arranged with the Distributor in advance. Broker shall be solely responsible for any and all regulatory filings of such materials. The cost of such materials shall be borne by Broker.

6. NOT AN AGENT. Broker is not authorized to act as agent for the Distributor or the SSgA Funds, except for purposes of selling Shares as provided herein. the Distributor shall not be liable to Broker, except for obligations expressly assumed in this Agreement.

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7.   INDEMNITY.

     (a) Broker shall indemnify, defend and hold the Distributor, the SSgA Funds, and the SSgA Funds' transfer agent and custodian and their respective officers, directors, trustees and any person who may be deemed to be a controlling person of any of them, free and harmless from and against any and all losses, claims, damages, liabilities and expenses (including the cost of investigating or defending against such losses, claims, demands or liabilities and any court costs and attorney's fees in connection therewith), whether joint or several, to which any such person may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon, (i) any breach of any representation, warranty or covenant made by Broker herein, (ii) any untrue statement of fact, or any omission to state a fact made by or on behalf of Broker in connection with the sale of the SSgA Funds to Customers unless made in reliance on the SSgA Funds' most current prospectuses or statement of additional information as of the date the statement was made or omitted, or (iii) the performance of Broker's duties and obligations herein.

     (b) the Distributor shall indemnify, defend and hold Broker, its officers and directors, any persons who may be deemed to be a controlling person of any of them, free and harmless from and against any and all losses, claims, damages, liability and expenses (including the cost of investigating or defending against such losses, claims, demands or liabilities and any court costs and counsel fees in connection therewith), whether joint or several, to which any such person may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any breach of any representation, warranty or covenant made by the Distributor herein, or
(ii) any untrue statement of a material fact contained in any prospectus or statement of additional information of the SSgA Funds; provided, however, that the Distributor's agreement to indemnify such persons shall not be deemed to cover any losses, claims, demands, liabilities or expenses arising out of any untrue statement or omission made in any: (i) Registration Statement, prospectus or statement of additional information of the SSgA Funds in reliance upon and in conformity with written information furnished to the Distributor or the SSgA Funds by Broker specifically for use in the preparation thereof; or (ii) offering documents, prospectus wrappers, supplemental sales literature or advertising produced by or on behalf of Broker in connection with the sale by Broker of the SSgA Funds to its Customers, whether or not such materials have been reviewed by the Distributor.

8. COMPLIANCE. Broker represents and warrants that it is a member in good standing of the National Association of Securities Dealers ("NASD") and agrees to abide by the Rules of the Association of the NASD and by all other rules and regulations that are now or may become applicable to transactions hereunder, including, but not limited to, rules governing customer suitability and account maintenance. Broker further represents and warrants that it will notify the Distributor immediately at such time, if any, as it ceases to be a member in good standing of the NASD. The Distributor will advise Broker as to the jurisdictions in which the SSgA Funds have been qualified for sale under the respective securities laws of such jurisdictions, but the Distributor assumes no responsibility or obligations as to Broker's right to sell the Shares in any state or jurisdiction. Broker further represents and warrants that it is, and at all times during the term of this Agreement will remain, in compliance with all applicable laws and regulations governing the activities of Broker with respect to the SSgA Funds as contemplated by this Agreement.

9. SETTLEMENTS. Settlements shall be made within three days after the Distributor's acceptance of Broker's order to purchase shares of the SSgA Funds. If payment is not so received or made, the Distributor reserves the right to cancel the sale, or at its option, to liquidate the shares of the SSgA Funds subject to such purchase order at the then prevailing net asset value, in which case Broker shall be liable for any loss resulting to the SSgA Funds or to the Distributor.

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10.  ADDITIONAL COPIES. The Distributor will supply Broker with additional copies of the most current prospectuses, statement of additional information and approved sales literature in reasonable quantities on request.

11. NOTICE. Any notice to Broker shall be duly given if mailed or delivered to Broker's address as registered from time to time with the NASD. Notice to the Distributor shall be duly given if mailed or delivered to State Street Global Advisors - Advisor Strategies Group, Attention: Robert Guerin - Director of Compliance, State Street Financial Center, Boston; 1 Lincoln Street, Boston, Massachusetts 02111-2900. Notice is deemed given when delivered or when mailed certified, return receipt requested.

12. CONSENT TO USE OF NAME. Any consent by the Distributor to the use of the SSgA Funds' name is given solely for the purpose of marketing the SSgA Funds as provided by this Agreement and does not constitute the grant of a license of the SSgA name or mark in any fashion. The Distributor reserves the right to withdraw its consent at any time. Any consent given is made by this Agreement is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

13. PREVENTION OF MONEY LAUNDERING. Broker hereby represents and warrants the following:

     (a) it has adopted policies and procedures (the "Policies and Procedures") and maintains a system of regulatory compliance and internal controls, which is appropriate for and reasonably designed to detect any violation of and meet the recordkeeping and reporting requirements of all applicable statutes, laws, regulations and orders relating to the prevention of money laundering, including without limitation (i) the USA Patriot Act of 2001, as it may be amended from time to time, and the rules and regulations promulgated thereunder, (ii) related suspicious activity reporting requirements, and (iii) the orders and directives or the Office of Foreign Assets Control (hereinafter collectively referred to as the "Laws and Regulations");

     (b) The Policies and Procedures and the system of internal controls adopted by it are being implemented as of the date hereof; and

     (c) it will allow representatives of the federal regulatory agencies with jurisdiction over the Distributor and the SSgA Funds to inspect it and obtain information and records at its offices related to the matters contemplated by this Agreement and/or to it's anti-money laundering activities that relate to its Customers which have invested in Shares of the SSgA Funds.

14.  TERMINATION.

     (a) BY THE PARTIES. This Agreement may be terminated by either party on thirty (30) days' written notice to the other party.

     (b) BY THE TRUSTEES OR SHAREHOLDERS OF THE FUNDS. This Agreement may be terminated at any time, without the payment of any penalty by the vote of a majority of the members of the Board of Trustees of the SSgA Funds who are not interested persons of the SSgA Funds and have no direct or indirect financial interest in the operation of the SSgA Funds' Plan or in any related documents to the Plan ("Independent Trustees") or by a majority of the outstanding voting securities of the SSgA Funds on not more than sixty (60) days' written notice to the parties to this Agreement.

     (c) LOSS OF GOOD STANDING. This Agreement will terminate automatically if Broker ceases to be a member in good standing of the NASD.

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     (d)  BY ASSIGNMENT. This Agreement will terminate automatically in the event of its assignment by Broker as defined in the Investment Company Act of 1940, as amended.

15. NON-EXCLUSIVE AGREEMENT. The Broker acknowledges that the Distributor may enter into similar agreements with others without the consent of the Broker.

16. GOVERNING LAW. This Agreement shall be governed and construed under the laws of The Commonwealth of Massachusetts.

17. AMENDMENT. This Agreement may be amended only by a written instrument signed by the parties hereto.

18. MASSACHUSETTS BUSINESS TRUST. Broker is hereby expressly put on notice that all persons dealing with the SSgA Funds, a Massachusetts Business Trust, must look solely to the SSgA Funds for the enforcement of any claim against the SSgA Funds as the Trustees, officers, agents and shareholders of the SSgA Funds assume no personal liability whatsoever for obligations entered into on behalf of the SSgA Funds.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of *[date]

          STATE STREET GLOBAL MARKETS, LLC


          By:
                  -------------------------

          Name:
                  -------------------------

          Title:
                  -------------------------


          *[BROKER]


          By:
                  -------------------------

          Name:
                  -------------------------

          Title:
                  -------------------------

                                   SCHEDULE A
                                       TO
                            SELECTED BROKER AGREEMENT

Fees payable to Broker with respect to any SSgA Fund are set forth opposite the name of the fund.

PORTFOLIO NAME                                      FEE (ANNUALIZED)
--------------                                      ----------------
Disciplined Equity Fund                             25 basis points*

Emerging Markets Fund                               25 basis points*

International Stock Selection Fund                  25 basis points*

Core Opportunities Fund                             25 basis points*

Money Market Fund                                   25 basis points*

US Government Money Market Fund                     25 basis points*

Tax Free Money Market Fund                          25 basis points*

Intermediate Municipal Bond Fund                    25 basis points*

Yield Plus Fund                                     25 basis points*

Small Cap Fund                                      25 basis points*

Intermediate Fund                                   25 basis points*

Special Equity Fund                                 25 basis points*

International Growth Opportunities Fund             25 basis points*

High Yield Bond Fund                                25 basis points*

Tuckerman Active REIT Fund                          25 basis points*

Aggressive Equity Fund                              25 basis points*

IAM SHARES Fund                                     25 basis points*

Life Solutions Balanced Fund                        13 basis points*

Life Solutions Growth Fund                          13 basis points*

Life Solutions Income and Growth Fund               13 basis points*

S&P 500 Index Fund                                  5 basis points**

Bond Market Fund                                    5 basis points*

MSCI EAFE Index Fund                                5 basis points**

And such other SSgA Funds (along with their appropriate fee), as may be established from time to time.

----------
* Provided a minimum balance of $500,000 is retained within the fund family in accounts assigned to Broker under its dealer code as provided in Section 3.
** Provided a minimum balance of $10 million is retained in accounts assigned to Broker under its dealer code as provided in Section 3.

                      ADDENDUM TO SELECTED BROKER AGREEMENT

This Addendum to Selected Broker Agreement (the "Addendum") is made this ____ day of __________, 2003 between State Street Global Markets, LLC (the "Distributor") and _____________________ (the "Broker"). Except as otherwise provided in this Addendum, all capitalized terms shall have the meaning ascribed thereto in the Selected Broker Agreement between the Distributor and the Broker dated ________________ (the "Agreement").

WHEREAS, pursuant to the Agreement, the Broker is authorized to offer and sell Shares of each SSgA Fund identified on Schedule A hereto, as amended from time to time; and

WHEREAS, the Broker has established an additional class of Shares of the SSgA Funds designated as the "Class R Shares"; and

WHEREAS, the Broker and the Distributor desire for the Broker to offer and sell Class R Shares of each SSgA Fund in accordance with the terms of the Agreement, as amended and/or supplemented by this Addendum;

NOW, THEREFORE, the Distributor and the Broker hereby agree as follows:

1. Except as otherwise provided in this Addendum, (i) all terms and conditions of the Agreement shall apply with respect to Class R Shares and (ii) the term "Shares," as used in the Agreement, shall include Class R Shares.

2. Notwithstanding anything to the contrary in the Agreement, for its services under the Agreement with respect to the Class R Shares of each SSgA Fund, the Broker shall be entitled to receive a fee payable by the Distributor or the SSgA Funds in the amount set forth in Schedule A hereto. All amounts paid or payable to the Broker pursuant to this Addendum shall be paid or payable as compensation for the Broker's services under the Agreement and this Addendum without regard to the actual expenses incurred by the Broker in connection therewith.

3. In addition to the services to Customers contemplated by Section 2 of the Agreement, the Broker may provide assistance in connection with the design and implementation of qualified pension, profit-sharing and similar benefit plans, including the selection of investment options available under such plans. Any such additional services shall be performed by the Broker in its capacity as an agent for its Customers and not as an agent of the Distributor or the SSgA Funds, notwithstanding the receipt of compensation hereunder from the Distributor or the SSgA Funds.

4. The Broker represents and warrants that the performance of its services under the Agreement and this Addendum and the receipt of compensation in connection therewith does not and will not violate the Employee Retirement Income Security Act of 1974, as amended, or any regulation thereunder and is consistent with the Broker's obligations to its Customers under applicable state and Federal law.

5. The Broker covenants that Class R Shares of an SSgA Fund will not be offered or sold to any Customer unless such offer or sale has been preceded by or is accompanied with (i) a current prospectus with respect to such Class R Shares and (ii) disclosure of the compensation payable to the Broker hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers thereunto duly authorized as of the date written above.


STATE STREET GLOBAL MARKETS, LLC


By:
   ----------------------------------------


[BROKER]


By:
   ----------------------------------------

                                   SCHEDULE A

NAME OF SSgA FUND                                               FEE*
-----------------                                               ----



----------
* As a percentage of the average daily net assets of the SSgA Fund represented by Class R Shares owned by Customers of Broker

                      ADDENDUM TO SELECTED BROKER AGREEMENT

This Addendum to Selected Broker Agreement (the "Addendum") is made this ____ day of __________, 2003 between State Street Global Markets, LLC (the "Distributor") and _____________________ (the "Broker"). Except as otherwise provided in this Addendum, all capitalized terms shall have the meaning ascribed thereto in the Selected Broker Agreement between the Distributor and the Broker dated ________________ (the "Agreement").

WHEREAS, pursuant to the Agreement, the Broker is authorized to offer and sell Shares of each SSgA Fund identified on Schedule A hereto, as amended from time to time; and

WHEREAS, the Broker has established an additional class of Shares of the SSgA Funds designated as the "Class T Shares"; and

WHEREAS, the Broker and the Distributor desire for the Broker to offer and sell Class T Shares of each SSgA Fund in accordance with the terms of the Agreement, as amended and/or supplemented by this Addendum;

NOW, THEREFORE, the Distributor and the Broker hereby agree as follows:

1. Except as otherwise provided in this Addendum, (i) all terms and conditions of the Agreement shall apply with respect to Class T Shares and (ii) the term "Shares," as used in the Agreement, shall include Class T Shares.

2. Notwithstanding anything to the contrary in the Agreement, for its services under the Agreement with respect to the Class T Shares of each SSgA Fund, the Broker shall be entitled to receive a fee payable by the Distributor or the SSgA Funds in the amount set forth in Schedule A hereto. All amounts paid or payable to the Broker pursuant to this Addendum shall be paid or payable as compensation for the Broker's services under the Agreement and this Addendum without regard to the actual expenses incurred by the Broker in connection therewith.

3. In addition to the services to Customers contemplated by Section 2 of the Agreement, the Broker may provide assistance in connection with __________________(Need description of services - maintenance of omnibus accounts?). Any such additional services shall be performed by the Broker in its capacity as an agent for its Customers and not as an agent of the Distributor or the SSgA Funds, notwithstanding the receipt of compensation hereunder from the Distributor or the SSgA Funds.

4. The Broker represents and warrants that the performance of its services under the Agreement and this Addendum and the receipt of compensation in connection therewith is consistent with the Broker's obligations to its Customers under applicable state and Federal law.

5. The Broker covenants that Class T Shares of an SSgA Fund will not be offered or sold to any Customer unless such offer or sale has been preceded by or is accompanied with (i) a current prospectus with respect to such Class T Shares and (ii) disclosure of the compensation payable to the Broker hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers thereunto duly authorized as of the date written above.


STATE STREET GLOBAL MARKETS, LLC


By:
   ----------------------------------------


[BROKER]


By:
   ----------------------------------------

                                   SCHEDULE A

NAME OF SSgA FUND                                               FEE*
-----------------                                               ----



----------
* As a percentage of the average daily net assets of the SSgA Fund represented by Class T Shares owned by Customers of Broker